Q2 2024Stockholder Letter Actual photo of our billboard located off US 101, near San Francisco International Airport. Photo taken on August 3rd, 2024.

To Our Fellow Stockholders As we review the results of our second quarter performance, we have taken the opportunity to reflect on our exciting long-term goals for TrueCar and the progress we are making towards our targets. We have established ambitious goals for our organization, and we remain steadfast in our commitment to achieving them. This does not happen overnight, and we will encounter inevitable operational challenges on our journey, but we believe we are making the right progress and forming the right habits while pursuing the right priorities to achieve our strategic and financial goals. This is an exciting time for the company. In Q2, total revenue was $41.8 million, which represents growth of 6.4% year-over-year (“YoY”) and 1.8% quarter-over-quarter (“QoQ”). Our Q2 net loss decreased to $13.5 million from $20.4 million in Q2 2023 and we achieved adjusted EBITDA1 profitability of $0.1 million, a $5.4 million improvement YoY. First, we want to acknowledge some important progress that was made during the quarter and to date in Q3. As we will discuss in further detail below, on July 17th, we proudly announced the launch of a TrueCar+ pilot (“TC+”) which now empowers consumers – for the first time – to purchase from over 3,000 new, used, and certified pre-owned vehicles from start to finish completely online! Launching TC+ is a big deal and a huge accomplishment by the team! Further, we are not only strengthening our core business by regaining important dealers on our platform but are working to commercialize new value drivers including, but not limited to, our unique data sets and predictive AI capabilities, our newly designed marketing tech stack and, of course, TC+. In doing so, we are becoming a better version of TrueCar that more effectively addresses the evolving needs of consumers, dealers and OEMs alike, positioning the business for what we believe will be a sustained period of growth and market share gains. Nevertheless, there were a number of factors that temporarily limited growth in Q2, one of which was the broad impact of the CDK Global malware attack. We are laser focused on our own execution in order to grow the business at our long-term revenue growth target of 20%+. As discussed in recent stockholder letters, there are four key building blocks we must successfully execute against in order to achieve our desired long-term growth: (1) activate new dealers with a focus on regaining many of the franchise dealers that churned while new vehicle supply was constrained, (2) reduce dealer churn by doubling down on our commitment to help them drive incremental sales and by providing them with unmatched support and service (through insights and training), (3) continue to grow average revenue per dealer through our TrueCar Marketing Solutions (“TCMS”) product offering (and eventually through TC+), and (4) grow revenue from our original equipment manufacturer (“OEM”) business by expanding our OEM partnerships and continuing to invest in highly effective incentive programs across our network of affinity partners. The building blocks we have set forth to meet our targets remain unchanged, as do our long-term goals and we are not wavering on our goal of returning to $300 million in revenue by 2026. 2 1 Adjusted EBITDA is a non-GAAP financial measure. Refer to “Use of Non-GAAP Financial Measures,” below, for its definition and a reconciliation to net loss, the most comparable financial measure calculated and presented in accordance with GAAP.

During Q2, we expanded our franchise and independent dealer network thanks to strong growth in new dealer activations. Another active lever to achieve our long-term growth targets is to further drive down dealer churn. As we have mentioned before, there will virtually always be some level of dealer cancellations due to factors outside of our control such as dealers going out of business or being consolidated; however, the way we can minimize the number of dealers that leave our network for factors within our control is by strengthening our focus on (1) helping our dealers sell more cars and (2) delivering a superior level of service and support to our dealer partners through insights and training. We are now entering a market environment that is much different versus recent years. Our business model has been constrained by the lack of new vehicle supply, but that is now changing. Vehicle supply is returning at a time when demand is patchy. This is a very positive backdrop for TrueCar. To be clear, there may still be some choppiness in the short term as some dealers look for cost savings measures, however, it is imperative for every dealer that they continue to drive sales. In a more challenging sales environment TrueCar becomes much more valuable as a superior demand generation partner that can drive incremental sales. TrueCar is counter-cycle in this way and therefore it is time for us to lean in. We started to do this in Q2, growing marketing spend by $3.2 million (or 24%) QoQ, which contributed to 19.5% QoQ growth in new vehicle sales (vs. 8.9% industry-wide) and 9% growth versus the same quarter last year (vs. flat industry-wide). By helping us drive more sales per dealer, we believe that these investments in customer acquisition will contribute to us achieving dealer network growth, including hitting our target level of lower dealer churn. As for delivering a superior level of dealer service and support, we have strengthened our approach to dealer service by making investments in headcount and processes to (1) streamline and improve the onboarding and training of new dealers and (2) ensure that each month our dealers receive high-quality performance insights and consultations from our dedicated team of dealer performance managers. We have established a new 12-month service cycle to help standardize our service as well as focus on providing insights and training that help the individual dealer sell more effectively through our platform. We intend to onboard every one of our dealers to the new service cycle within Q3. We are confident that these investments will reduce dealer churn by making TrueCar a more valuable partner and customer acquisition source for our dealers. We believe we have a unique ability to power targeted OEM incentive programs across our Affinity Network, and we are poised to capitalize on this ability. The rise in new vehicle inventory levels combined with the growing price sensitivity of consumers has created a challenge for many OEMs that TrueCar is uniquely positioned to solve through the delivery of private targeted offers across our network of 300+ affinity partners. Nevertheless, our Q2 OEM incentive revenue declined 14% YoY and 38% sequentially due to timing of activation of new OEM programs, and the slowdown in new vehicle sales volumes among dealers impacted by the CDK Global outage. We see this as a timing issue only. We have a strong pipeline of 3 opportunities and the revenue trajectory will predominantly be driven by the timing of activations. We remain confident in the growth profile of this part of our business particularly given the fact that although incentives have grown substantially versus last year as a percent of manufacturer’s suggested retail price (“MSRP”), the average incentive amount per vehicle remains more than 30% below pre-pandemic levels2 and we are uniquely positioned with a proven product-market fit. Compounded by the significant increase in financing costs, we expect OEMs to increase the value of incentives in order to stimulate consumer demand and address the affordability challenges presently constraining new vehicle sales growth. As such, we have committed additional resources to the OEM team to expand and strengthen our OEM partnerships and to further extend our healthy pipeline of opportunities that we expect will allow us to capitalize on the opportunity. Though the goals we have set for ourselves are ambitious, we remain committed to the daily activities that we believe, through focused repetition, will translate into strong execution and significant progress over time. In fact, during Q2, we saw evidence of how our unwavering commitment to the four building blocks has led to progress. Specifically, we made strong progress against our goals of (1) activating / reactivating new franchise dealers, many of which may have left our network while new vehicle supply was constrained and (2) growing average revenue per dealer (“RpD”) through the adoption of our expanded product offering. During Q2, we achieved some of our highest levels of revenue activations and upgrades, largely driven by strong growth in the onboarding of new franchise dealers and reactivation of dealers that had previously left our network. Despite this growth being partially offset by dealer cancellations, as discussed above, we saw strong improvement across our sales effectiveness metrics during Q2, which we attribute to the sales team reorganization / realignment that began in the second half of 2023 as well as our commitment to the focused repetition of daily sales activities that we expect will allow us to grow our dealer counts over the next few years. A second bright spot in our Q2 performance was the rate of adoption we saw for our suite of TCMS products. Recall that during Q1 we introduced eight unique products that leverage TrueCar’s proprietary data and hyper-targeted audiences to help dealers more effectively reach and win in-market car shoppers. For most of Q2, these products were available to dealers as add-ons to their existing subscriptions, and during that time we have quickly grown revenue from these products from $0 to a $1 million quarterly run rate with a tremendous amount of opportunity to grow it further. Moreover, during June we incorporated certain TCMS products into our enhanced subscription offering and over the subsequent weeks, we have observed a significant lift in the adoption rate of the enhanced bundle among new dealers as well as the number of existing dealers choosing to upgrade their subscription. Dealers’ receptiveness to these new products and the lift in performance they have delivered gives us confidence that we can continue to drive RpD growth and deliver against this key building block. 4 2 Based on Motor Intelligence and TrueCar Sales Analyzer data.

To summarize, we remain steadfast in our commitment to executing against our four building blocks to achieve the long-term growth targets that we have set for the business. Our execution must always improve, particularly with regards to dealer churn and growing OEM incentive revenue; however, the growth in dealer activations and adoption of our TCMS products that we observed in Q2 is evidence that we continue to make strong progress on the building blocks and remain on track for our long term targets. Importantly, we must continue to focus on the things we can control and remain resilient in the face of setbacks outside of our control. One such setback during Q2 was the disruption caused by the CDK Global malware attack. During the last 12 days of the quarter, we witnessed an unprecedented level of disruption across our network of dealers that rely on one or more CDK systems. While the outage was far more consequential for those dealers than for TrueCar, it had a downstream financial impact on two of our revenue lines. Specifically, the revenue we earn from (1) dealers on a pay-per-sale billing model and (2) our performance-based OEM incentive programs. The revenue we recognize from dealers on a pay-per-sale billing model is predicated on the number of sales that we match - through our sales attribution processes - to the leads TrueCar delivers to those dealers. CDK aggregates sales data, from dealers using their dealer management system (“DMS”) as well as other DMS providers, which TrueCar relies on to power our sales matching. This integration was suspended along with other CDK services, limiting our ability to effectively match sales to the leads that we sent to CDK dealers. The integration was restored in late July and we have started receiving data, which we are processing and analyzing. Given the extraordinary circumstances related to the CDK outage, we are estimating approximately $350 thousand in lost pay-per-sale revenue in June. In addition to pay-per-sale revenue, the revenue we recognize from OEM incentive programs was similarly impacted by the CDK outage. However, unlike pay-per-sale revenue, we earn OEM incentive revenue based on the number of incentive offers that were redeemed during the period. While the incentive redemption reporting was not impacted by the CDK outage, the sales operations of dealers using CDK were significantly impacted in June resulting in fewer sales. While quantifying the financial impact requires an assumption around what would have happened in the normal course of business - an assumption that inherently cannot be validated - we estimate that the drop in rebate redemption volumes resulted in approximately $400 thousand of lost OEM incentive revenue during Q2. Looking beyond our Q2 performance and turning now to TC+. Despite being delayed by the disruption caused by the CDK cyberattack, we proudly announced the TC+ pilot launch on July 17th. The launch represents a key milestone in our pursuit to become the first digital marketplace where consumers can buy a new, certified pre-owned or used car with or without a trade-in from the comfort of their couch through an entirely digital online transaction. By partnering with the right dealer group whose vision for the future of automotive retail is closely aligned with our own, we developed an online car buying experience that is integrated with the dealers’ back-end systems to overcome the historical obstacles to an entirely online 5

6 Jantoon Reigersman President and Chief Executive Officer Oliver Foley Chief Financial Officer 3 Free cash flow is a non-GAAP financial measure. We are unable to provide a reconciliation of forward-looking free cash flow to GAAP cash flow from operations minus capital expenditures, the most comparable financial measure calculated and presented in accordance with GAAP, without unreasonable effort because we cannot reliably quantify certain of the necessary components of such forward-looking GAAP measure. transaction. Initially spanning 10 new car brands with over 3,000 new, certified pre-owned and used vehicles in stock, consumers seeking the convenience and flexibility of shopping from home can search for the right car that is competitively priced, secure a loan from a range of lenders, receive a binding value for their trade-in that gets applied to their new purchase, choose from an extensive selection of compatible accessories, warranties, maintenance packages and protection products, and schedule the delivery of their new vehicle all on TrueCar’s website. While used vehicles are currently available for delivery anywhere throughout the contiguous United States, excluding Massachusetts and New York, delivery of new vehicles will initially only be available to consumers in California for the foreseeable future. Over the next several months, this pilot will enable us to validate and refine the technical solutions we have developed to address each stage of the consumer purchasing process, test and develop additional ways to eliminate friction from the consumer experience, and identify and solve any dealer pain points that might emerge. Moreover, we aim to demonstrate strong consumer adoption of the online capabilities on TC+ eligible vehicles and the value we can deliver to dealers through sales efficiencies and expanding their addressable market. Achievement of these objectives will mark another key milestone on our path to product-market fit and allow us to initiate the steps required to begin scaling TC+ more broadly in Q4 2024. Finally, we remain committed to the three-year target that we previously set to grow revenue back to $300 million with a 10% free cash flow3 margin by the end of 2026. Achieving that goal requires strong execution against the four key building blocks we have articulated and for us to continue pushing to build a better version of TrueCar that deserves to play a key role in the automotive retail ecosystem. While the path to $300 million will not be linear and will be subject to risks outside of our control, we are confident that the ultimate outcome will be achieved. To infinity and beyond!

Table of Contents Market Environment ……………………………………………..……………………………..………..… Page 8 Second Quarter 2024 Financial Highlights …………………….…………….……………………. Page 17 Q2 2024 Financial Discussion …………………………………………………….………..…..…..… Page 18 Live Call and Webcast Details ……………….………………………………………….…………..… Page 23 About TrueCar …………………………………………………………………………………...….…..… Page 23 Forward-Looking Statements …………………………………………….……….………….……..… Page 24 Use of Non-GAAP Financial Measures ………………………………………….….……………..… Page 26 Financial Statements and Non-GAAP Financial Measures ……………………………..……… Page 28 7

8 Market Environment New vehicle inventory is steadily improving, reaching 2.83 million units in June 2024, the highest level since April 2020. However, the market continues to face affordability challenges, with average new vehicle prices and interest rates remaining significantly above pre-pandemic levels. As such, the rebound in new vehicle inventory has led to a corresponding increase in the average days’ supply for new vehicles, which in June matched an 18-month high at 55 days. As mentioned above, new vehicle inventory rose to 2.83 million units in June, up by 970 thousand units (or 52%) from June 2023, and 239 thousand units (or 9%) from March 2024. New vehicle inventory growth was largely fueled by domestic and Japanese brands which saw YoY increases of 403 thousand and 311 thousand units, respectively. Nevertheless, despite its recent rebound, new vehicle inventory remains far below pre-pandemic levels of 3.5 million to 4 million units. Source: Motor Intelligence NEW VEHICLE INVENTORY (Industry) 2.8M YoY +52%

9 Additionally in June 2024, the average days' supply for new vehicles increased by 13% compared to March 2024, rising from 48 days to 55 days. Domestic, Japanese, European, and Korean brands were up 11%, 9%, 12%, and 24%, respectively, compared to the previous quarter end. Source: Motor Intelligence DAYS’ SUPPLY ACROSS BRANDS (June 2024)

10 INVENTORY GAINS / LOSSES (Industry) Source: Motor Intelligence YoY or Since June 2023 QoQ or Since March 2024

11 New vehicle inventory remains priced at or near historic highs with 58% of inventory priced above $40 thousand compared to 35% in 2019. However, this marks the first period since 2020 during which the proportion of inventory priced above $40 thousand decreased on a YoY basis, following a peak of 61% in 2023. Source: TrueCar NEW VEHICLE INVENTORY SHARE BY LIST PRICE >$60K $50K - $60K $40K - $50K $30K - $40K $20K - $30K < $20K Share of Inventory > $40K 58% vs. 35% in 2019

Vehicle sales trends. Industrywide new vehicle sales totaled 4.1 million units during the second quarter of 2024 compared to 3.8 million units in the first quarter of 2024 and 4.1 million units in the second quarter of 2023. 12 INDUSTRYWIDE NEW VEHICLE SALES (Units) Source: Motor Intelligence 4.1M

13 The seasonally adjusted annual rate (SAAR) at the end of June 2024 was 15.3 million, which was down from 15.5 million at the end of March 2024, and down from 16.1 million at the end of June 2023. LIGHT VEHICLE SEASONALLY ADJUSTED ANNUAL RATE (SAAR) Source: U.S. Bureau of Economic Analysis 15.3M

Vehicle price trends. Industrywide, approximately 20% of new vehicles sold above their MSRP in June 2024, a decline from 22% in March 2024, extending the continued downward trend from 41% in June 2023. OEM incentives in June averaged $3.1 thousand per new vehicle sold, representing a 54% increase YoY. The dollar value per vehicle of OEM incentives is gradually approaching pre-pandemic levels that ranged from $3.4 thousand to $4.3 thousand. 14 Sources: Motor Intelligence and TrueCar INCENTIVES (Industry) % OF SALES OVER MSRP (TrueCar) $3.1K +54% YoY 20% -53% YoY

Inflation. In a broader review of vehicle price inflation, the Consumer Price Index (CPI, not seasonally adjusted) for new vehicles remained relatively flat both YoY and compared to March 2024, while used vehicle CPI was relatively flat compared to March 2024, but down 10.1% YoY. 15 Source: US Bureau of Labor Statistics CONSUMER PRICE INDEX (CPI) FOR NEW VEHICLES AND USED VEHICLES (not seasonally adjusted) 181.6 178.0 Used VehiclesNew Vehicles

Affordability. In June 2024, the average list price for a new vehicle on TrueCar.com was approximately $48.6 thousand, down $3.4 thousand (or 6.5%) from $51.9 thousand in June 2023. Meanwhile, interest rates for new vehicle loans remained flat at 7.2% versus the same period last year. As such, despite the increase in OEM incentives, the average monthly new car payment was $768 in June 2024, up 31.3% from $585 in June 2019.

In the used car market, the average list price for vehicles on TrueCar.com was approximately $30 thousand in June 2024, a 6.1% decrease from $32 thousand in June 2023. However, this decline was partially offset by a rise in the average interest rate on used vehicle loans which increased to 11.2% in June 2024, up from 10.9% in June 2023. As a result, the average monthly payment for a used vehicle purchased in June was $556, down 6.6% from $595 in the same period last year.

Finally, we continue to see a shift in buying activity towards prime and super-prime buyers. According to the latest automotive finance market update from Experian[4], the share of new and used vehicle loan and lease transactions for subprime and deep subprime buyers declined to 15.8% in Q1 2024 from 16.5% in 2023 and 23.3% in 2019 while super-prime and prime buyers comprised 68.9% in Q1 2024, up from 60.5% in 2019.

NEW AND USED VEHICLE FINANCING TRENDS


Average Loan Term in Months
75
73
71
69
67
65
63
2019
2020
2021
2022
2023
Average APR
12%
10%
8%
6%
4%
2%
0%
2019
2020
2021
2022
2023
Average Amount Financed
$45K
$40K
$35K
$30K
$25K
$20K
$15K
2019
2020
2021
2022
2023
New
Used

Source: Motor Intelligence

[4] Experian: State of the Automotive Finance Market Q1 2024

16

17 Second Quarter 2024 Financial Highlights Revenue: $41.8 million, up 6.4% YoY and up 1.8% from the first quarter of 2024. Net Loss5: ($13.5) million, as compared to ($20.4) million in the second quarter of 2023 and ($5.8) million in the first quarter of 2024. Adjusted EBITDA6: $0.1 million, as compared to ($5.3) million in the second quarter of 2023 and $0.9 million in the first quarter of 2024. Financial Flexibility7: Our balance sheet remained strong with cash and equivalents of approximately $128.0 million and no debt as of June 30, 2024. Revenue $41.8 million vs. $39.3 million in Q2 2023 Traffic8 7.7 million vs. 8.3 million in Q2 2023 Net Loss5 ($13.5) million vs. ($20.4) million in Q2 2023 Dealers 11,474 vs. 11,641 in Q2 2023 Adj. EBITDA6 $0.1 million vs. ($5.3) million in Q2 2023 Units 89K vs. 83K in Q2 2023 Cash & Equivalents7 128.0 million vs. $142.4 million in Q2 2023 Monetization $468/unit vs. $474/unit in Q2 2023 5 In the second quarter of 2024, net loss is inclusive of right-of-use asset impairment charges associated with the termination of one of our office leases of approximately $6.9 million. Net loss in the second quarter of 2023 is inclusive of charges associated with the restructuring plan undertaken in the second quarter of 2023 of approximately $7.1 million. 6 Adjusted EBITDA is a non-GAAP financial measure. Refer to “Use of Non-GAAP Financial Measures,” below, for its definition and a reconciliation to net loss, the most comparable financial measure calculated and presented in accordance with GAAP. 7 Cash and cash equivalents included $0 and $1.9 million restricted cash as of June 30, 2024 and 2023, respectively, that was used to collateralize a letter of credit to secure certain of our obligations under one of our office leases. 8 Traffic refers to Average Monthly Unique Visitors. . SECOND QUARTER 2024 METRICS

Q2 2024 Financial Discussion[9]

Revenue

Revenue of $41.8 million increased by 6.4% YoY and rose 1.8% compared to the previous quarter. The YoY and sequential growth in revenue was primarily driven by higher franchise dealer revenue, expansion of TrueCar Wholesale Solutions, and the introduction of our TCMS product suite. This growth was partially offset by a 14.2% YoY decline in OEM incentive revenue, a 42.7% YoY decline in Sell Your Car revenue and a 6.1% decline in independent dealer revenue. Furthermore, a large number of dealers experienced significant disruptions due to the CDK outage, which we estimate contributed to approximately $350 thousand of lost pay-per-sale revenue during the quarter.


REVENUE
Dealer Revenue
OEM Incentives Revenue
Other Revenue
(Millions)
$39.3
0.1
3.5
35.7
$41.1
0.1
4.9
36.0
$41.8
0.2
3.0
38.6
Q2
Q1
Q2
2023
2024

OEM incentive and other revenue ended the quarter at $3.0 million and $0.2 million, respectively, with OEM incentive revenue decreasing by 14.2% YoY from $3.5 million in Q2 2023. This was primarily due to an OEM program that was paused in the first quarter of 2024 and not restarted until late June. Sequentially, OEM incentive revenue was down $1.9 million from $4.9 million in Q1 2024. This was primarily due to the aforementioned pause as well as a decrease in redemptions for continuing OEM programs in the second quarter driven by an increase in OEM-funded dealer cash incentives that could not be combined with the TrueCar offer. We believe the CDK outage resulted in approximately $400 thousand of lost OEM incentive revenue in the quarter. We maintain our belief that OEM incentives will be pivotal to driving new vehicle sales across the industry in the second half of 2024 and are actively partnering with several brands to reintroduce and broaden their incentive programs on the TrueCar platform.

[9] Certain amounts in this financial discussion and the accompanying charts may not sum to total due to rounding.

18

Quarterly Metrics Dealer count at the end of the second quarter was 11,474, comprising 8,274 franchise dealers and 3,200 independent dealers. The independent dealer count declined by 8.3% YoY but increased sequentially for the first time in six quarters. The YoY decrease was partly attributed to industry consolidations or business shutdowns. Franchise dealer count increased by 1.5% YoY and 0.8% sequentially, driven by the onboarding of new franchise dealers and reactivation of dealers that left our network when the supply of new vehicle inventory was constrained. Consumer traffic averaged 7.7 million monthly unique visitors in the second quarter of 2024, down from 8.3 million in the second quarter of 2023 driven by a focus on more efficient customer-acquisition spend. Sequentially, consumer traffic held steady with 7.7 million unique visitors during each of the first and second quarters of 2024. 19

20 Total second-quarter units were 89 thousand as compared to 83 thousand during the same quarter last year and 79 thousand in the first quarter of 2024. Total units improved YoY and sequentially, up 7.6% and 12.7%, respectively while new units rose 9.0% YoY and 19.0% sequentially driven by an increase in customer-acquisition spend. The mix of used vehicles as a percentage of total units was 43.5% in the second quarter of 2024 as compared to 44.2% of total units in the second quarter of 2023 and 46.7% in the first quarter of 2024. Monetization per unit decreased to $468 from $474 during the second quarter of 2023 and was down from $518 in the first quarter of 2024. The YoY and sequential declines in monetization were predominantly the result of strong unit growth and the decline in OEM incentives revenue.

21 Expenses and Margin (Reconciliations of non-GAAP metrics used in this letter to their nearest GAAP equivalents are provided at the end of this letter under “Financial Statements and Non-GAAP Financial Measures”). Second-quarter gross profit, defined as revenues less cost of revenue, was $36.3 million with a gross margin of 86.9% on a GAAP basis, which was down from 90.0% in the second quarter of prior year and 89.6% from the prior quarter. Technology and development expenses were $7.4 million on a GAAP basis and $6.5 million on a non-GAAP basis in the second quarter of 2024, down 45.0% and 33.1%, respectively, versus the same period last year. The YoY decreases primarily resulted from reduced recurring headcount, software, and hosting costs. Moreover, on a GAAP basis, the non-recurring June 2023 restructuring expenses led to additional reductions in costs. Sequentially, technology and development expenses decreased 8.5% and 7.7% on a GAAP and non-GAAP basis, respectively. The sequential declines primarily stemmed from reduced headcount expenses in the second quarter. General and administrative expenses were $15.4 million on a GAAP basis and $6.3 million on a non-GAAP basis in the second quarter of 2024, up 21.3% and down 9.1% YoY, respectively. On a GAAP basis, the YoY increases were largely driven by an increase in impairment charges on our right-of-use assets associated with our office leases, partially offset by non-recurring severance related expenses related to the June 2023 Restructuring Plan. On a non-GAAP basis, the YoY decrease was driven by a reduction in legal expenses and other overhead costs. Sequentially, general and administrative expenses increased 62.8% on a GAAP basis and decreased 15.4% on a non-GAAP basis. The sequential GAAP increases were mainly the result of a $6.9 million impairment of our right-of-use asset associated with an office lease in the second quarter of 2024 while on a non-GAAP basis, the sequential decrease in general and administrative expenses was largely driven by lower legal and accounting expenses as well as savings in headcount costs relative to the first quarter of 2024. (Millions) (Millions)

22 Sales and marketing, our largest expense category, was $23.9 million on a GAAP basis and $23.4 million on a non-GAAP basis in the second quarter of 2024, down 11.9% and 3.0%, respectively, versus the second quarter of 2023. Sequentially, sales and marketing expenses were up 8.4% on a GAAP basis and 9.7% on a non-GAAP basis. Within sales and marketing expense, TrueCar.com acquisition expense was $6.7 million, up 13.4% YoY and 26.3% sequentially. Cost per sale for TrueCar.com units was $239, up 24.0% YoY and 23.4% sequentially. Some of the increase is attributable to the impact of the CDK outage on many of our dealer partners’ operations in the second quarter. However, we will continue to invest in branded media spending to drive growth in unit sales for our customers. We anticipate the effectiveness of the spending will continue to vary due to shifts in the market environment. Partner marketing spend was $9.1 million in the second quarter, up 9.3% YoY and down 20.0% sequentially. Finally, headcount and other sales and marketing expenses were $8.1 million on a GAAP basis and $7.6 million on a non-GAAP basis in the second quarter of 2024, down versus prior year by 37.1% and 23.0%, respectively. The YoY decreases were primarily driven by lower recurring headcount expenses and non-recurring severance related expenses related to the June 2023 Restructuring Plan as well as other marketing expenses. Sequentially, headcount and other sales and marketing expenses decreased 11.4% on a GAAP basis and 10.0% on a non-GAAP basis. The decreases were primarily due to reduced recurring headcount costs and costs associated with NADA’s annual convention in the first quarter. In summary, we maintained our focus on managing expenses while making key investments in growing unit sales for our dealer partners and strategic initiatives aligned with our key building blocks to achieve our long-term growth targets. Balance sheet and cash usage We ended the second quarter of 2024 with approximately $128.0 million in cash and equivalents, as compared to $142.4 million at the end of the second quarter of 2023 and $133.7 million at the end of the first quarter of 2024. We continue to have no debt.

23 Investor relations: investors@truecar.com Media: TrueCar media line: +1-844-469-8442 (US toll-free) pr@truecar.com Live Call and Webcast Details TrueCar’s management will host a call to discuss second quarter financial results on Tuesday, August 6, 2024 at 9:00 a.m. Eastern Time. A live webcast of the call can be accessed from the Investor Relations section of our website and by using this link. Investors and analysts can also participate in the call by dialing 1-833-816-1391 (domestic) or 1-412-317-0484 (international). An archived replay of the call will be available upon completion on the Investor Relations section of our website at ir.truecar.com. During the call, TrueCar’s management may discuss and answer questions concerning business and financial developments and trends that have occurred after quarter-end. Responses to questions, as well as other matters discussed during the call, may contain or constitute information that has not been disclosed previously. TrueCar has used and intends to continue to use its Investor Relations website (ir.truecar.com), LinkedIn (https://www.linkedin.com/company/truecar-inc-), X (@TrueCar) and Facebook (www.facebook.com/TrueCar) as means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD. About TrueCar TrueCar is a leading automotive digital marketplace that lets auto buyers and sellers connect to our nationwide network of Certified Dealers. With access to an expansive inventory provided by our Certified Dealers, we are building the industry’s most personalized and efficient auto shopping experience as we seek to bring more of the process online. Consumers who visit our marketplace will find a suite of vehicle discovery tools, price ratings and market context on new, used and Certified Pre-Owned vehicles. When they are ready, shoppers in TrueCar’s marketplace can connect with a Certified Dealer in our network, who shares our belief that truth, transparency and fairness are the foundation of a great auto shopping experience. As part of our marketplace, TrueCar powers auto-buying programs for over 250 leading brands, including AARP, Sam’s Club, Navy Federal Credit Union and American Express.

24 Forward-Looking Statements This document contains forward-looking statements. All statements contained herein other than statements of historical fact are forward-looking statements, including statements regarding our revenue growth, the acceleration of our growth, as well as aspirational goals regarding 2026 revenue and free cash flow margin, our ability to achieve our financial objectives as the result of activating new dealers and regaining dealers that have previously left our platform, limiting dealer churn, including by increasing sales per dealer and strengthening our value proposition to dealers by providing dealers with services, insight and training, growing revenue per dealer, including through our TrueCar Marketing Solutions offering, by expanding OEM and affinity partner offerings, or otherwise, our ability to provide certain training and services to our dealer customers in the third quarter of 2024, the growth potential of our OEM business and expected increases in OEM incentive offerings and our ability to develop OEM incentive strategies, our ability to continue to grow our TrueCar Marketing Solutions offering, the outcome of the CDK Global cybersecurity incident, including the impact thereof on revenue and units in future periods, our TC+ pilot program, including our ability to refine and validate certain technical aspects thereof, consumer adoption of TC+ and our ability to scale our TC+ offering, including by the end of 2024, our ability to effectively deploy our marketing spend and the impact thereof on our long-term growth and the macroeconomic environment, including automobile inventory levels, new and used vehicle pricing, affordability and monthly payment dynamics, incentives offered by automobile manufacturers, consumer and dealer demand, interest rates, inflationary trends and industry sales, the portion of car purchasers consisting of prime and super-prime buyers and additional partnering opportunities. These forward-looking statements are subject to a number of risks, uncertainties and assumptions that may prove incorrect, any of which could cause our results to differ materially from those expressed or implied by such forward-looking statements, and include, among others, those risks and uncertainties described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the Securities and Exchange Commission, or SEC, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 filed with the SEC and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, to be filed with the SEC. These risks include, but are not limited to, the following: ● Our business is subject to risks related to the larger automotive ecosystem, including recent low automobile inventory supply levels, which adversely impacted our business, results of operations and prospects. ● If our lead quality or quantity declines, our unit volume could as well, and dealers could leave our network or insist on lower subscription rates, which could reduce our revenue and harm our business. ● If we are not successful in rolling out new offerings, including our TC+ offering, providing a compelling value proposition to consumers using these offerings, integrating our current and future offerings into such experiences or monetizing them, our business and prospects could be adversely affected.

25 ● Actions that we have taken in the past and may take in the future to restructure our business in alignment with our strategic priorities may not be as effective as anticipated. ● The growth of our business relies significantly on our ability to maintain and increase the revenues that we derive from dealers in our network of TrueCar Certified Dealers. Failure to do so would harm our financial performance. ● We may not be able to provide a compelling car-buying experience to our users, which could cause the number of transactions between our users and dealers, and therefore our revenues, to decline. ● Economic and other conditions that impact consumer demand for automobiles, including interest rates, inflation, fuel prices and the impacts of public health events, may have a material adverse effect on our business, financial condition and results of operations. ● We may fail to meet our publicly announced guidance or other expectations about our business and future operating results, which could cause our stock price to decline. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. All forward-looking statements in this document are based on information available to our management as of the date of this press release and, except as required by law, management assumes no obligation to update those forward-looking statements, which speak only as of their respective dates.

Use of Non-GAAP Financial Measures This document includes a non-GAAP financial measure we refer to as Adjusted EBITDA. We define Adjusted EBITDA as net loss adjusted to exclude interest income, depreciation and amortization, stock-based compensation, changes in the fair value of contingent consideration liability, impairment of right-of-use (“ROU”) assets, interest accretion for terminated leases, restructuring charges, and income taxes. The expense categories utilized to derive Adjusted EBITDA are also utilized to derive Non-GAAP expenses by financial statement line item (“FSLI”). We have provided below a reconciliation of Adjusted EBITDA to net loss as well as the GAAP expenses by FSLI to the non-GAAP expense by FSLI, the most directly comparable GAAP financial measures. Adjusted EBITDA should not be considered as an alternative to net loss or any other measure of financial performance calculated and presented in accordance with GAAP, and non-GAAP expenses should not be considered as an alternative to expenses presented in accordance with GAAP. In addition, our Adjusted EBITDA and non-GAAP expense measures may not be comparable to similarly titled measures of other organizations as they may not calculate Adjusted EBITDA or non-GAAP expenses in the same manner as we calculate this measure. We use Adjusted EBITDA as an operating performance measure because it is (i) an integral part of our reporting and planning processes; (ii) used by our management and board of directors to assess our operational performance, and together with operational objectives, as a measure in evaluating employee compensation and bonuses; and (iii) used by our management to make financial and strategic planning decisions regarding future operating investments. We believe that using Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis because it excludes variations primarily caused by changes in the excluded items noted above. In addition, we believe that Adjusted EBITDA and similar measures are widely used by investors, securities analysts, rating agencies and other parties in evaluating companies as measures of financial performance and debt service capabilities. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are: ● Adjusted EBITDA does not reflect the receipt of interest or the payment of income taxes; ● Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; ● although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditures or any other contractual commitments; ● Adjusted EBITDA does not reflect impairment charges on our ROU assets associated with subleasing; ● Adjusted EBITDA does not reflect interest accretion for the terminated office lease at 1401 Ocean Avenue, Santa Monica, California; 26

27 ● Adjusted EBITDA does not reflect changes in the fair value of our contingent consideration liability; ● Adjusted EBITDA does not reflect the charges associated with the Restructuring Plan initiated and completed in the second quarter of 2023 to improve efficiency and reduce expenses or a realignment of the Company’s leadership structure initiated in the third quarter of 2023; ● Adjusted EBITDA does not consider the potentially dilutive impact of shares issued or to be issued in connection with stock-based compensation; and ● other companies, including companies in our own industry, may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure. Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including our net loss, our other GAAP results and various cash flow metrics. In addition, in evaluating Adjusted EBITDA, you should be aware that in the future we will incur expenses such as those that are the subject of adjustments in deriving Adjusted EBITDA and you should not infer from our presentation of Adjusted EBITDA that our future results will not be affected by these expenses or any unusual or non-recurring items.

28 Financial Statements And Non-GAAP Financial Measures

29 Financial Statements And Non-GAAP Financial Measures

30 Financial Statements And Non-GAAP Financial Measures

Financial Statements And Non-GAAP Financial Measures 31

Thank You